Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statements on Form S-3 (File Nos. 333-259179; 333-273149; 333-285469; 333-286144; and 333-289135), and S-8 (File No. 333-268526), of our report dated September 16, 2026, relating to the consolidated financial statements of Aeluma, Inc. and Subsidiary, appearing in this Annual Report on Form 10-K of Aeluma, Inc. for the fiscal year ended June 30, 2026.

/s/ Rose, Snyder & Jacobs LLP

Rose, Snyder & Jacobs LLP

Encino, California

September 16, 2026